Exhibit 99.1

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
Analyst Contact: John C. Pollok (803) 765-4628

South State Corporation Reports Operating Results of $0.92 per share;

Increases Quarterly Cash Dividend

COLUMBIA, S.C.—July 29, 2014—South State Corporation (NASDAQ: SSB) today released its unaudited results of operations and other financial information for the three-month and six-month periods ended June 30, 2014.  Highlights of the second quarter 2014 include the following:

•                  Net income available to common shareholders of $17.9 million, or $0.74 diluted EPS in 2Q 2014, up 13.3%, compared to $15.8 million, or $0.66 diluted EPS in 1Q 2014, and up 43.2% from $12.5 million, or $0.74 diluted EPS in 2Q 2013;

•                  Operating earnings of $22.2 million, which exclude merger and branding expenses and include preferred stock dividends, or $0.92 diluted operating EPS in 2Q 2014, up 12.1%, compared to $19.8 million, or $0.82 diluted operating EPS in 1Q 2014, and up 69.1% from $13.1 million, or $0.77 diluted operating EPS in 2Q 2013;

•                  Rebranded and changed the name to South State Corporation and South State Bank;

•                  Return on average assets was 0.91% annualized in 2Q 2014 compared to 0.86% in 1Q 2014 and 0.99% in 2Q 2013;  Operating return on average assets was 1.12% annualized in 2Q 2014 compared to 1.06% in 1Q 2014 and 1.04% in 2Q 2013;

•                  Return on average tangible common equity was 13.6% annualized in 2Q 2014 compared to 12.6% in 1Q 2014, and 13.5% in 2Q 2013;  Operating return on average tangible common equity was 16.6% in 2Q 2014 compared to 15.5% in 1Q 2014 and 14.1% in 2Q 2013;

•                  Tangible common equity per share increased by $1.02 during the second quarter to $24.13;

•                  Net charge-offs of non-acquired loans increased to 0.17% annualized in 2Q 2014, compared to 0.05% annualized in 1Q 2014 and decreased from 0.40% annualized in 2Q 2013;

•                  Operating efficiency ratio decreased to 63.6% in 2Q2014, compared to 64.1% in 1Q2014 and 63.8% in 2Q2013;

•                  Legacy loan growth for 2Q 2014 was $194.7 million or 26.1% annualized.

Quarterly Cash Dividend

The Board of Directors of South State Corporation has declared a quarterly cash dividend of $0.21 per share payable on its common stock.  This per share amount is $0.01 per share, or 5.0% higher than the dividend paid in the immediately preceding quarter and is $0.02 per share, or 10.5%, higher than a year ago.  The dividend will be payable on August 22, 2014 to shareholders of record as of August 15, 2014.

Second Quarter 2014 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income available to common shareholders of $17.9 million, or $0.74 per diluted common share for the three months ended June 30, 2014 up from $15.8 million, or $0.66 per diluted common share for the three months ended March 31, 2014.  This $2.1 million increase was primarily the result of improved noninterest income, lower noninterest expense, and the elimination of the preferred stock dividend with the redemption of the preferred stock in March of 2014.  These three improvements were offset by lower net interest income, higher provision for loan losses and higher provision for income taxes in terms of dollars (same effective tax rate).

“The second quarter was highlighted by very strong organic loan growth of $195 million.  This was complemented by improved growth and profitability in mortgage banking, wealth management, and bankcard services,” said Robert R. Hill, Jr., CEO of South State Corporation.  “I am especially pleased with our operating return on tangible common equity of 16.6% and our increase in tangible book value per share by $1.02.  The combination of the merger with First Financial, good credit quality, and strong organic growth resulted in operating earnings of $22.2 million, a 69% increase over the second quarter of 2013.”

Asset Quality

During the second quarter of 2014, the Company’s trend of improved asset quality continued, excluding acquired loans and acquired other real estate owned (OREO), as nonperforming loans declined by $2.1 million, or 5.7%.  Non-acquired nonperforming assets (NPAs) as a percentage of total non-acquired loans and repossessed assets declined to 1.39% compared to 1.66% in the first quarter of 2014.  NPAs, excluding acquired NPAs, declined by $5.3 million from the first quarter 2014 level.

At June 30, 2014, the allowance for non-acquired loan losses was $35.4 million or 1.12% of non-acquired period-end loans.  The current allowance for loan losses provides 1.00 times coverage of period-end non-acquired nonperforming loans, up from 0.93 times at the end of the first quarter of 2014.  Net charge-offs within the non-acquired portfolio were $1.3 million for the quarter or 0.17% annualized, up from the first quarter of 2014 of $332,000 or 0.05% annualized, and down from the second quarter of 2013 of $2.6 million or 0.40% annualized.

OREO decreased by more than $10.4 million during the second quarter to $53.7 million compared to the first quarter of 2014 of $64.1 million.  Non-acquired OREO declined by $3.2 million, while acquired (covered and uncovered) OREO declined by $7.2 million.  This decline was partially the result of an auction which was held in late May where approximately $5.5 million in OREO assets (both acquired and non-acquired) were sold.  The remaining decline of $4.9 million was from the recurring transactions of OREO during the quarter.  OREO and loan related costs were down significantly as well during the quarter to $1.9 million compared to the first quarter of $4.3 million.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $81.0 million for the second quarter of 2014, a $2.4 million decrease from the first quarter of 2014, resulting primarily from the following:

1.              A $180.5 million decrease in the average balance of acquired loans from the first quarter of 2014, coupled with a decrease of 23 basis points in the yield on acquired loans from 7.56% to 7.33% which resulted in a decrease of $4.3 million; which was partially offset by

2.              Non-acquired loans average balance growing by more than $152.4 million, however, the yield on these loans declined from 4.25% during the first quarter to 4.18% resulting in an increase in interest income of $1.4 million; and

3.              The decline in interest expense on certificates and other time deposits of $148,000, from both a decline in the average rate and a decline in the average balance.

Tax-equivalent net interest margin decreased 24 basis points from the first quarter of 2014 and by 26 basis points from the second quarter of 2013.  The Company’s average yield on interest-earning assets decreased 26 basis points while the average rate on interest-bearing liabilities declined 1 basis point from the first quarter of 2014.  During the second quarter of 2014, the Company’s average total assets remained at approximately $7.9 billion and average earning assets increased slightly to $6.9 billion.  Average interest-bearing liabilities declined by approximately $73.1 million.

Noninterest Income and Expense

Noninterest income was up by more than $3.7 million in the second quarter of 2014 to $24.4 million compared to the first quarter of 2014 of $20.7 million.  Increases in all categories contributed and were led by mortgage banking income, bankcard services, trust and investment services, and a reduction in the negative accretion on the indemnification asset, all totaling $3.5 million.  Compared to the second quarter of 2013, noninterest income grew significantly by $15.9 million due primarily to the First Financial merger and the reduction in negative accretion on the indemnification asset.

Noninterest expense was $75.9 million in the second quarter of 2014, down from $77.4 million from the first quarter of 2014.  This decrease from the first quarter of 2014 was primarily due to much lower OREO expense and loan related cost by $2.4 million.  This decline was partially offset by an increase in salaries and employee benefits by $1.2 million which was attributable to hiring new loan producers and support personnel, overtime pay and merit increases.  During the quarter, the company incurred $1.3 million of branding related cost and $5.2 million of merger cost, which combined was $525,000 more than first quarter 2014.  Many of the other noninterest expense categories declined, except for occupancy, information services, and business development and staff related compared to the first quarter.  The efficiency ratio for the quarter was 71.5%, down from 73.8% in the first quarter.  Our operating efficiency ratio, which excludes merger and branding expenses and OREO and loan related expenses, declined to 63.6% compared to 64.1% in the first quarter.

Compared to the second quarter of 2013, noninterest expense was $31.0 million higher than second quarter of 2014.  This significant increase was primarily the result of the First Financial merger.

Balance Sheet and Capital

At June 30, 2014, the Company’s total assets were $8.0 billion, up from $5.0 billion at June 30, 2013, and from $7.9 billion at December 31, 2013.  Since December 31, 2013, the Company has experienced asset growth in the following areas:  cash and short-term investments by $110.1 million, or 23.0%, non-acquired loans by $309.4 million, or 10.8%, and loans held for sale by $25.8 million, or 84.4%.  Loans held for sale increased primarily from the increase in closings of mortgage loans from the pipeline during the quarter.  Partially offsetting these increases were decreases in acquired loans by $319.2 million, the FDIC receivable by $50.2 million and OREO by $11.2 million.

The Company’s book value per common share increased to $39.50 per share at June 30, 2014, compared to $38.73 at March 31, 2014.  Capital increased by $18.9 million due primarily to net income of $17.9 million, which was offset by the common dividend paid of $4.8 million.  Accumulated comprehensive income increased by $4.5 million, net of tax, in the second quarter, primarily the result of change in the fair value of the available for sale investment securities portfolio.  In March of 2014, the Company redeemed $65.0 million of preferred stock, which resulted in a decline in capital.  Tangible book value (“TBV”) per common share increased by $1.02 per share to $24.13 at June 30, 2014 from $23.11, at March 31, 2014.  This increase was primarily the result of the strong net income, reduced intangibles (from purchase accounting adjustments and amortization charges), and improvement in accumulated other comprehensive income (AFS securities).

In addition, tangible common equity to tangible assets increased to 7.64% at June 30, 2014 up from 7.32% at the end of the first quarter of 2014.

The total risk-based capital ratio is estimated to be around 13.8% up from March 31, 2014 of 13.6%.  Tier 1 leverage ratio increased to approximately 8.9% from 8.6% at March 31, 2014.  The increase was driven by net income for the quarter.  The Company’s capital position remains “well-capitalized” by all measures at June 30, 2014.

“Our balance sheet reflected solid improvement during the quarter as net loan balances grew by more than $60.0 million, OREO declined by more than $10.4 million, noninterest bearing deposits continued to increase by more than $42.0 million and equity improved by more than $18.8 million,” said John C. Pollok, COO and CFO.  “Our cost savings for the second quarter came in as expected, and slightly better than first quarter cost savings, as we closed only two branches.  We anticipate additional cost savings during third quarter as eight more branches will be consolidated or closed, and the conversion from last week triggers various systems cost savings that will impact us beginning in August.  Our fourth quarter results should reflect the majority of our cost savings initiatives.”

South State Corporation will hold a conference call today, July 29th, at 11 a.m. Eastern Time during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 877-506-9272.  The number for international participants is 412-380-2004.  The conference ID number is 10048886.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SouthStateBank.com.  A replay will be available beginning July 29th by 2:00 p.m. Eastern Time until 9:00 a.m. on August 13, 2014.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The pass code is 10048886.

***************

South State Corporation is the largest publicly traded bank holding company headquartered in South Carolina. Founded in 1933, the company’s primary subsidiary, South State Bank, has been serving the financial needs of its local communities in 19 South Carolina counties, 12 Georgia counties and 4 North Carolina counties for over 80 years.  The bank also operates Minis & Co., Inc. and First Southeast 401K Fiduciaries, Inc., both registered investment advisors; and First Southeast Investor Services, Inc., a limited purpose broker-dealer. South State Corporation has assets of approximately $8.0 billion and its stock is traded under the symbol SSB on the NASDAQ Global Select Market. More information can be found at www.SouthStateBank.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank’s loan and securities portfolios, and the market value of the Company’s equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associated with, mergers and acquisitions, including, without limitation, the merger with First Financial Holdings, Inc. (“FFCH”), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company’s performance and other factors; and (21) other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOUTH STATE CORPORATION AND SUBSIDIARY

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013	June 30,		2014 - 2013
	2014	2014	2013	2013	2013	% Change	2014	2013	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income (A)	$84,831	$87,338	$88,748	$83,808	$57,530	47.5%	$172,169	$113,699	51.4%
Interest expense	3,858	3,996	4,359	4,029	2,246	71.8%	7,854	4,614	70.2%
Net interest income	80,973	83,342	84,389	79,779	55,284	46.5%	164,315	109,085	50.6%
Provision for loan losses (1)	2,169	849	(12)	659	179	1111.7%	3,018	1,239	143.6%
Noninterest income	24,399	20,679	20,683	15,157	8,485	187.6%	45,078	18,008	150.3%
Noninterest expense	75,889	77,423	83,896	75,419	44,885	69.1%	153,312	91,326	67.9%
Income before provision for income taxes	27,314	25,749	21,188	18,858	18,705	46.0%	53,063	34,528	53.7%
Provision for income taxes	9,368	8,832	7,204	6,804	6,173	51.8%	18,200	11,347	60.4%
Net income	17,946	16,917	13,984	12,054	12,532	43.2%	34,863	23,181	50.4%
Preferred stock dividends	—	1,073	812	542	—		1,073	—
Net income available to common shareholders (GAAP)	$17,946	$15,844	$13,172	$11,512	$12,532	43.2%	$33,790	$23,181	45.8%

Effective tax rate	34.30%	34.30%	34.00%	36.08%	33.00%		34.30%	32.86%

Basic weighted-average common shares	23,892,245	23,873,178	23,825,636	21,893,528	16,790,167	42.3%	23,881,649	16,803,656	42.1%
Diluted weighted-average common shares	24,140,600	24,116,174	24,079,350	22,127,979	16,989,818	42.1%	24,126,105	16,986,172	42.0%

Earnings per common share - Basic	$0.75	$0.66	$0.55	$0.53	$0.75	0.0%	$1.41	$1.38	2.2%
Earnings per common share - Diluted	0.74	0.66	0.55	0.52	0.74	0.0%	1.40	1.36	2.9%

Cash dividends declared per common share	$0.20	$0.19	$0.19	$0.19	$0.18	11.1%	$0.39	$0.36	8.3%
Dividend payout ratio (2)	26.89%	28.91%	34.74%	39.71%	24.46%	9.9%	27.84%	26.43%	5.3%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$17,946	$16,917	$13,984	$12,054	$12,532	43.2%	$34,863	$23,181	50.4%
Securities (gains) losses, net of tax	(58)	—	—	—	—		(58)	—
Merger and branding related expense, net of tax	4,277	3,932	6,147	7,326	576	642.3%	8,209	1,897
Net operating earnings (loss) (non-GAAP)	22,165	20,849	20,131	19,380	13,108	69.1%	43,015	25,078	71.5%
Preferred stock dividends	—	1,073	812	542	—		1,073	—
Net operating earnings (loss) available to common shareholders (non-GAAP)	$22,165	$19,776	$19,319	$18,838	$13,108	69.1%	$41,942	$25,078	67.2%

Operating earnings (loss) per common share - Basic	$0.93	$0.83	$0.81	$0.86	$0.78	19.2%	$1.76	$1.49	18.1%
Operating earnings (loss) per common share - Diluted	0.92	0.82	0.80	0.85	0.77	19.5%	1.74	1.48	17.6%

						Second
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Six Months		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013	June 30,	June 30,	2014 - 2013
	2014	2014	2013	2013	2013	% Change	2014	2013	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$50,423	$29,386	$35,673	$53,204	$40,040	25.9%	$39,962	$45,597	-12.4%
Acquired non-credit impaired loans	1,479,412	1,575,392	1,635,418	1,227,822	72,998	1926.6%	1,529,501	71,434	2041.1%
Acquired credit impaired loans, net of allowance for acquired loan losses	1,077,960	1,162,467	1,247,891	1,199,761	854,234	26.2%	1,117,616	890,495	25.5%
Non-acquired loans	3,061,529	2,909,175	2,793,522	2,698,580	2,629,897	16.4%	2,985,772	2,603,368	14.7%
Total loans (1)	5,618,901	5,647,034	5,676,831	5,126,163	3,557,129	58.0%	5,632,889	3,565,297	58.0%
FDIC receivable for loss share agreements	60,967	83,010	105,554	116,849	114,724	-46.9%	71,928	126,881	-43.3%
Total investment securities	810,909	801,263	699,592	656,658	527,926	53.6%	806,113	540,501	49.1%
Intangible assets	374,021	377,265	379,894	308,730	123,881	201.9%	375,634	124,565	201.6%
Earning assets	6,910,549	6,842,708	6,880,973	6,254,128	4,496,053	53.7%	6,898,827	4,492,640	53.6%
Total assets	7,942,953	7,959,787	7,977,604	7,214,418	5,069,993	56.7%	7,951,324	5,093,368	56.1%
Noninterest-bearing deposits	1,591,002	1,485,014	1,510,734	1,359,137	1,023,668	55.4%	1,538,300	996,685	54.3%
Interest-bearing deposits	4,986,465	5,033,181	5,098,095	4,626,023	3,150,909	58.3%	5,009,696	3,193,523	56.9%
Total deposits	6,577,467	6,518,195	6,608,829	5,985,160	4,174,577	57.6%	6,547,996	4,190,208	56.3%
Federal funds purchased and repurchase agreements	247,672	273,636	229,382	251,551	297,025	-16.6%	260,582	308,251	-15.5%
Other borrowings	101,763	102,269	101,948	93,849	54,461	86.9%	102,014	54,587	86.9%
Shareholders’ common equity (excludes preferred stock)	942,935	931,961	914,335	790,554	517,141	82.3%	937,479	514,282	82.3%
Shareholders’ equity	942,935	994,073	979,335	837,185	517,141	82.3%	968,363	514,282	88.3%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Second
	ENDING Balance					Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013
	2014	2014	2013	2013	2013	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$56,407	$57,200	$30,586	$52,467	$47,980	17.6%
Acquired non-credit impaired loans	1,447,583	1,512,201	1,598,051	1,665,333	69,653	1978.3%
Acquired credit impaired loans	1,056,495	1,124,809	1,227,698	1,328,889	835,051	26.5%
Non-acquired loans	3,174,625	2,979,958	2,865,216	2,741,242	2,665,595	19.1%
Total loans (1)	5,678,703	5,616,968	5,690,965	5,735,464	3,570,299	59.1%
FDIC receivable for loss share agreements	43,766	67,984	93,947	115,773	104,048	-57.9%
Total investment securities	816,648	814,533	812,603	652,610	531,579	53.6%
Intangible assets	370,756	376,676	379,015	381,302	126,451	193.2%
Allowance for acquired credit impaired loan losses	(9,159)	(11,046)	(11,618)	(12,260)	(14,461)	-36.7%
Allowance for non-acquired loan losses (1)	(35,422)	(34,669)	(34,331)	(36,145)	(38,625)	-8.3%
Premises and equipment	184,113	187,127	188,114	184,959	109,794	67.7%
Total assets	7,993,686	7,990,975	7,931,498	8,028,441	5,043,078	58.5%
Noninterest-bearing deposits	1,623,291	1,581,157	1,487,798	1,481,791	1,038,382	56.3%
Interest-bearing deposits	4,952,847	5,049,496	5,067,699	5,181,315	3,144,587	57.5%
Total deposits	6,576,138	6,630,653	6,555,497	6,663,106	4,182,969	57.2%
Federal funds purchased and repurchase agreements	280,595	254,985	211,401	233,792	262,447	6.9%
Other borrowings	101,045	100,963	102,060	101,347	54,372	85.8%
Total liabilities	7,040,668	7,056,812	6,950,029	7,058,415	4,526,486	55.5%
Shareholders’ common equity (excludes preferred stock)	953,018	934,163	916,469	905,026	516,592	84.5%
Shareholders’ equity	953,018	934,163	981,469	970,026	516,592	84.5%

Common shares issued and outstanding	24,130,006	24,118,243	24,104,124	24,066,545	17,032,061	41.7%

						Second
	ENDING Balance					Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013
	2014	2014	2013	2013	2013	% Change
NONPERFORMING ASSETS (ENDING BALANCE) (7)
Non-acquired
Non-acquired nonaccrual loans	$26,546	$29,190	$31,333	$38,631	$40,854	-35.0%
Restructured loans	8,409	8,156	10,690	10,837	11,689	-28.1%
Non-acquired other real estate owned (“OREO”)	9,003	12,187	13,456	16,555	15,950	-43.6%
Accruing loans past due 90 days or more	358	96	258	122	198	80.8%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	44,316	49,629	55,737	66,145	68,691	-35.5%
Acquired non-credit impaired loans
Acquired nonaccrual loans	—	—	—	—	—
Acquired accruing loans past due 90 days or more	—	—	—	—	—
Total acquired non-credit impaired loans	—	—	—	—	—
Acquired OREO and other nonperforming assets
OREO covered under FDIC loss share agreements	21,999	29,003	27,520	40,543	35,142	-37.4%
OREO not covered under FDIC loss share agreements	22,732	22,957	23,941	18,775	17,536	29.6%
Other nonperforming assets	811	1,032	943	718	—
Total acquired OREO and other nonperforming assets	45,542	52,992	52,404	60,036	52,678	-13.5%
Total acquired nonperforming assets	45,542	52,992	52,404	60,036	52,678	-13.5%
Total nonperforming assets	$89,858	$102,621	$108,141	$126,181	$121,369	-26.0%

Excluding Acquired Assets
NPLs as a percentage of period end non-acquired loans	1.11%	1.26%	1.48%	1.81%	1.98%
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	1.39%	1.66%	1.94%	2.40%	2.56%
Total nonperforming assets as a percentage of total assets (5)	0.55%	0.62%	0.70%	0.82%	1.36%
Including Acquired Assets
NPLs as a percentage of period end loans	0.62%	0.67%	0.74%	0.86%	1.47%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	1.57%	1.81%	1.88%	2.16%	3.32%
Total nonperforming assets as a percentage of total assets	1.12%	1.28%	1.36%	1.57%	2.41%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Second
	Quarter Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013	June 30,	June 30,	2014 - 2013
	2014	2014	2013	2013	2013	% Change	2014	2013	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$34,669	$34,331	$36,145	$38,625	$41,669	-16.8%	$34,331	$44,378	-22.6%
Loans charged off	(1,359)	(901)	(2,778)	(3,815)	(2,827)	-51.9%	(2,260)	(6,975)	-67.6%
Overdrafts charged off	(530)	(469)	(389)	(479)	(393)	34.9%	(999)	(852)	17.3%
Loan recoveries	413	817	1,215	1,095	436	-5.3%	1,230	1,262	-2.5%
Overdraft recoveries	144	221	138	154	140	2.9%	365	359	1.7%
Net charge-offs	(1,332)	(332)	(1,814)	(3,045)	(2,644)	-49.6%	(1,664)	(6,206)	-73.2%
Provision for loan losses on non-acquired loans	2,085	670	—	565	(400)	-621.3%	2,755	453	508.2%
Balance at end of period, non-acquired loans	$35,422	$34,669	$34,331	$36,145	$38,625	-8.3%	$35,422	$38,625	-8.3%

Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.12%	1.16%	1.20%	1.32%	1.45%		1.12%	1.45%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	100.31%	92.59%	81.20%	72.89%	73.23%		100.31%	73.23%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.17%	0.05%	0.26%	0.45%	0.40%		0.11%	0.48%

DAY 2 VALUATION ALLOWANCE ON ACQUIRED LOANS
Balance at beginning of period	$11,046	$11,618	$12,260	$14,461	$15,605		$11,618	$17,218
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	(1,438)	304	73	(456)	320		(1,134)	(535)
Benefit attributable to FDIC loss share agreements	1,522	(125)	(85)	550	259		1,397	1,322
Net provision for loan losses on acquired loans	84	179	(12)	94	579		263	787
Provision for loan losses recorded through the FDIC loss share receivable	(1,522)	125	85	(550)	(259)		(1,397)	(1,322)
Reduction due to loan removals (12)	(449)	(876)	(715)	(1,745)	(1,464)		(1,325)	(2,222)
Balance at end of period, acquired credit impaired loans	$9,159	$11,046	$11,618	$12,260	$14,461		$9,159	$14,461

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	ENDING Balance					Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013
	2014	2014	2013	2013	2013	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired loans:
Acquired covered loans:
Commercial non-owner occupied real estate:
Construction and land development	$30,859	$37,757	$43,396	$50,582	$31,647	-2.5%
Commercial non-owner occupied	47,017	50,814	53,525	62,985	42,945	9.5%
Total commercial non-owner occupied real estate	77,876	88,571	96,921	113,567	74,592	4.4%
Consumer real estate:
Consumer owner occupied	36,017	37,111	38,946	41,379	39,005	-7.7%
Home equity loans	33,684	34,627	35,884	37,943	20,857	61.5%
Total consumer real estate	69,701	71,738	74,830	79,322	59,862	16.4%
Commercial owner occupied real estate	72,247	78,861	88,722	93,309	41,401	74.5%
Commercial and industrial	11,711	11,964	14,475	16,596	9,454	23.9%
Other income producing property	27,521	29,471	31,739	37,543	34,941	-21.2%
Consumer non real estate	1,583	1,772	1,878	2,322	1,696	-6.7%
Total acquired covered loans	260,639	282,377	308,565	342,659	221,946	17.4%
Acquired non-covered loans:
Commercial non-owner occupied real estate:
Construction and land development	86,830	96,981	129,289	134,342	72,453	19.8%
Commercial non-owner occupied	191,637	204,094	226,530	245,046	158,100	21.2%
Total commercial non-owner occupied real estate	278,467	301,075	355,819	379,388	230,553	20.8%
Consumer real estate:
Consumer owner occupied	912,346	951,131	974,392	1,013,022	90,258	910.8%
Home equity loans	313,318	324,686	335,241	349,517	70,903	341.9%
Total consumer real estate	1,225,664	1,275,817	1,309,633	1,362,539	161,161	660.5%
Commercial owner occupied real estate	188,490	200,370	211,030	230,849	124,312	51.6%
Commercial and industrial	69,953	76,016	98,046	111,135	61,237	14.2%
Other income producing property	154,100	160,498	171,544	183,996	97,747	57.7%
Consumer non real estate	326,765	340,857	371,112	383,656	7,748	4117.4%
Total acquired non-covered loans	2,243,439	2,354,633	2,517,184	2,651,563	682,758	228.6%
Total acquired loans	2,504,078	2,637,010	2,825,749	2,994,222	904,704	176.8%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	371,751	319,441	299,951	288,199	285,370	30.3%
Commercial non-owner occupied	302,961	285,145	291,170	282,678	298,769	1.4%
Total commercial non-owner occupied real estate	674,712	604,586	591,121	570,877	584,139	15.5%
Consumer real estate:
Consumer owner occupied	637,071	595,652	548,170	498,734	460,434	38.4%
Home equity loans	271,028	263,057	257,139	255,291	250,988	8.0%
Total consumer real estate	908,099	858,709	805,309	754,025	711,422	27.6%
Commercial owner occupied real estate	849,048	845,728	833,513	814,259	802,125	5.8%
Commercial and industrial	353,211	333,574	321,824	301,845	294,580	19.9%
Other income producing property	151,928	158,186	143,204	140,024	136,957	10.9%
Consumer non real estate	170,982	147,710	136,410	116,312	104,239	64.0%
Other	66,645	31,465	33,835	43,900	32,133	107.4%
Total non-acquired loans	3,174,625	2,979,958	2,865,216	2,741,242	2,665,595	19.1%
Total loans (net of unearned income) (1)	$5,678,703	$5,616,968	$5,690,965	$5,735,464	$3,570,299	59.1%

Loans held for sale	$56,407	$57,200	$30,586	$52,467	$47,980	17.6%

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2014	2014	2013	2013	2013	2014	2013
SELECTED RATIOS

Return on average assets (annualized)	0.91%	0.86%	0.70%	0.66%	0.99%	0.88%	0.92%

Operating return on average assets (annualized) (non-GAAP) (3)	1.12%	1.06%	1.00%	1.07%	1.04%	1.09%	0.99%

Return on average common equity (annualized)	7.63%	6.89%	5.72%	5.78%	9.72%	7.27%	9.09%

Return on average equity (annualized)	7.63%	6.90%	5.67%	5.71%	9.72%	7.26%	9.09%

Operating return on average common equity (annualized) (non-GAAP) (3)	9.43%	8.61%	8.38%	9.45%	10.17%	9.02%	9.83%

Operating return on average equity (annualized) (non-GAAP) (3)	9.43%	8.51%	8.16%	9.18%	10.17%	8.96%	9.83%

Return on average tangible common equity (annualized) (non-GAAP) (10)	13.62%	12.59%	10.90%	10.39%	13.48%	13.12%	12.71%

Operating return on average tangible common equity (annualized) (non-GAAP) (10)	16.59%	15.47%	15.46%	16.43%	14.07%	16.04%	13.69%

Return on average tangible equity (annualized) (non-GAAP) (10)	13.62%	12.03%	10.25%	9.88%	13.48%	12.80%	12.71%

Net interest margin (tax equivalent)	4.75%	4.99%	4.91%	5.11%	5.01%	4.85%	4.97%

Efficiency ratio (tax equivalent)	71.52%	73.84%	79.22%	78.74%	69.49%	72.68%	70.92%

Operating efficiency ratio excluding OREO expense	63.62%	64.06%	66.30%	64.27%	63.79%	63.84%	64.13%

Book value per common share	$39.50	$38.73	$40.72	$40.31	$30.33

Tangible common equity per common share (non-GAAP) (10)	$24.13	$23.11	$22.30	$21.76	$22.91

Common shares issued and outstanding	24,130,006	24,118,243	24,104,124	24,066,545	17,032,061

Common equity-to-assets	11.92%	11.69%	11.55%	11.27%	10.24%

Equity-to-assets	11.92%	11.69%	12.37%	12.08%	10.24%

Tangible common equity-to-tangible assets (non-GAAP) (10)	7.64%	7.32%	7.12%	6.85%	7.94%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.64%	7.32%	7.98%	7.70%	7.94%

Tier 1 leverage (9)	8.9%	8.6%	9.3%	10.0%	9.2%

Tier 1 risk-based capital (9)	12.9%	12.7%	13.5%	13.1%	13.6%

Total risk-based capital (9)	13.8%	13.6%	14.4%	14.4%	14.8%

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2014	2014	2013	2013	2013	2014	2013
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$17,946	$16,917	$13,984	$12,054	$12,532	$34,863	$23,181	50.4%
Provision for loan losses (1)	2,169	849	(12)	659	179	3,018	1,239	143.6%
Provision for income taxes	9,368	8,832	7,204	6,804	6,173	18,200	11,347	60.4%
Pre-tax, pre-provision income	29,483	26,598	21,176	19,517	18,884	56,081	35,767	56.8%
Securities gains	(88)	—	—	—	—	(88)	—
Merger and branding related expense	6,510	5,985	9,314	10,397	860	12,495	2,823
Pre-tax, pre-provision operating earnings (non-GAAP)	$35,905	$32,583	$30,490	$29,914	$19,744	$68,488	$38,590	77.5%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.12%	1.06%	1.00%	1.07%	1.04%	1.09%	0.99%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-0.21%	-0.20%	-0.30%	-0.41%	-0.05%	-0.21%	-0.07%
Return on average assets (GAAP)	0.91%	0.86%	0.70%	0.66%	0.99%	0.88%	0.92%

Operating Return of Average Common Equity (3)
Operating return on average equity (non-GAAP)	9.43%	8.61%	8.38%	9.45%	10.17%	9.02%	9.83%
Effect to adjust for securities gains (losses)	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Effect to adjust for merger and branding related expenses	-1.82%	-1.72%	-2.66%	-3.67%	-0.45%	-1.76%	-0.74%
Return on average common equity (GAAP)	7.63%	6.89%	5.72%	5.78%	9.72%	7.27%	9.09%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	9.43%	8.51%	8.16%	9.18%	10.17%	8.96%	9.83%
Effect to adjust for securities gains (losses)	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Effect to adjust for merger and branding related expenses	-1.82%	-1.61%	-2.49%	-3.47%	-0.45%	-1.71%	-0.74%
Return on average equity (GAAP)	7.63%	6.90%	5.67%	5.71%	9.72%	7.26%	9.09%

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	13.62%	12.59%	10.90%	10.39%	13.48%	13.12%	12.71%
Effect to adjust for intangible assets	-5.99%	-5.70%	-5.18%	-4.61%	-3.76%	-5.85%	-3.62%
Return on average common equity (GAAP)	7.63%	6.89%	5.72%	5.78%	9.72%	7.27%	9.09%

Operating Return on Average Common Tangible Equity
Operating return on average common tangible equity (non-GAAP)	16.59%	15.47%	15.46%	16.43%	14.07%	16.04%	13.69%
Effect to adjust for securities gains (losses)	0.02%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Effect to adjust for merger and branding related expenses	-1.82%	-1.71%	-2.67%	-3.68%	-0.45%	-1.77%	-0.74%
Effect to adjust for intangible assets	-7.17%	-6.87%	-7.07%	-6.97%	-3.90%	-7.02%	-3.86%
Return on average common equity (GAAP)	7.63%	6.89%	5.72%	5.78%	9.72%	7.27%	9.09%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	13.62%	12.03%	10.25%	9.88%	13.48%	12.80%	12.71%
Effect to adjust for intangible assets	-5.99%	-5.13%	-4.58%	-4.17%	-3.76%	-5.54%	-3.62%
Return on average equity (GAAP)	7.63%	6.90%	5.67%	5.71%	9.72%	7.26%	9.09%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	63.62%	64.06%	66.30%	64.27%	63.79%	63.84%	64.13%
Effect to adjust for OREO and loan related expense	1.77%	4.07%	4.13%	3.61%	4.37%	2.91%	4.60%
Effect to adjust for merger and branding expenses	6.13%	5.71%	8.79%	10.86%	1.33%	5.93%	2.19%
Efficiency ratio (Tax Equivalent)	71.52%	73.84%	79.22%	78.74%	69.49%	72.68%	70.92%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$24.13	$23.11	$22.30	$21.76	$22.91
Effect to adjust for intangible assets	15.36	15.62	18.42	18.54	7.42
Book value per common share (GAAP)	$39.50	$38.73	$40.72	$40.31	$30.33

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.64%	7.32%	7.12%	6.85%	7.94%
Effect to adjust for intangible assets	4.28%	4.37%	4.43%	4.42%	2.30%
Common equity-to-assets (GAAP)	11.92%	11.69%	11.55%	11.27%	10.24%

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.64%	7.32%	7.98%	7.70%	7.94%
Effect to adjust for intangible assets	4.28%	4.37%	4.39%	4.38%	2.30%
Equity-to-assets (GAAP)	11.92%	11.69%	12.37%	12.08%	10.24%

South State Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	June 30, 2014			June 30, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$430,316	$441	0.41%	370,958	$444	0.48%
Investment securities (taxable)	663,751	3,997	2.42%	378,426	2,096	2.22%
Investment securities (tax-exempt)	147,158	1,071	2.92%	149,500	1,174	3.15%
Loans held for sale	50,423	676	5.38%	40,040	337	3.38%
Acquired loans, net of allowance for acquired loan losses	2,557,372	46,759	7.33%	927,232	24,492	10.59%
Non-acquired loans (1)	3,061,529	31,887	4.18%	2,629,897	28,987	4.42%
Total interest-earning assets	6,910,549	84,831	4.92%	4,496,053	57,530	5.13%

Noninterest-Earning Assets:
Cash and due from banks	251,533			96,132
Other assets	815,797			519,351
Allowance for non-acquired loan losses	(34,926)			(41,543)
Total noninterest-earning assets	1,032,404			573,940
Total Assets	$7,942,953			$5,069,993

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,893,767	$824	0.11%	$1,832,006	$570	0.12%
Savings deposits	675,286	124	0.07%	353,574	81	0.09%
Certificates and other time deposits	1,417,413	1,312	0.37%	974,957	812	0.33%
Federal funds purchased and repurchase agreements	247,672	89	0.14%	297,025	115	0.16%
Other borrowings	101,763	1,508	5.94%	54,461	668	4.92%
Total interest-bearing liabilities	5,335,901	3,857	0.29%	3,512,023	2,246	0.26%

Noninterest-Bearing Liabilities:
Demand deposits	1,591,002			1,015,075
Other liabilities	73,115			25,754
Total noninterest-bearing liabilities (“Non-IBL”)	1,664,117			1,040,829
Shareholders’ equity	942,935			517,141
Total Non-IBL and shareholders’ equity	2,607,052			1,557,970
Total liabilities and shareholders’ equity	$7,942,953			$5,069,993

Net interest income and margin (NON-TAX EQUIV.)		$80,974	4.70%		$55,284	4.93%
Net interest margin (TAX EQUIVALENT)			4.75%			5.01%

South State Corporation

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30, 2014			June 30, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate
YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$419,863	$901	0.43%	$341,245	$862	0.51%
Investment securities (taxable)	657,967	7,878	2.41%	386,627	4,257	2.22%
Investment securities (tax-exempt)	148,146	2,227	3.03%	153,874	2,381	3.12%
Loans held for sale	39,962	755	3.81%	45,597	719	3.18%
Acquired loans, net of allowance for acquired loan losses	2,647,117	91,770	6.99%	961,929	47,862	10.03%
Non-acquired loans (1)	2,985,772	68,638	4.64%	2,603,368	57,618	4.46%
Total interest-earning assets	6,898,827	172,169	5.03%	4,492,640	113,699	5.10%

Noninterest-Earning Assets:
Cash and due from banks	228,225			108,002
Other assets	859,331			535,658
Allowance for non-acquired loan losses	(35,059)			(42,932)
Total noninterest-earning assets	1,052,497			600,728
Total Assets	$7,951,324			$5,093,368

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,887,999	$1,638	0.11%	$1,843,716	$1,176	0.13%
Savings deposits	665,833	243	0.07%	351,781	162	0.09%
Certificates and other time deposits	1,455,842	2,781	0.39%	1,004,439	1,684	0.34%
Federal funds purchased and repurchase agreements	260,582	191	0.15%	308,251	251	0.16%
Other borrowings	102,014	3,009	5.95%	54,587	1,340	4.95%
Total interest-bearing liabilities	5,372,270	7,862	0.30%	3,562,774	4,613	0.26%

Noninterest-Bearing Liabilities:
Demand deposits	1,538,300			991,523
Other liabilities	72,391			24,789
Total noninterest-bearing liabilities (“Non-IBL”)	1,610,691			1,016,312
Shareholders’ equity	968,363			514,282
Total Non-IBL and shareholders’ equity	2,579,054			1,530,594
Total liabilities and shareholders’ equity	$7,951,324			$5,093,368

Net interest income and margin (NON-TAX EQUIV.)		$164,307	4.80%		$109,086	4.90%
Net interest margin (TAX EQUIVALENT)			4.85%			4.97%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2014 - 2013	June 30,		2014 - 2013
	2014	2014	2013	2013	2013	% Change	2014	2013	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Service charges on deposit accounts	$9,144	$8,988	$10,098	$8,966	$5,736	59.4%	18,132	11,497	57.7%
Bankcard services income	7,741	7,124	7,252	6,493	4,244	82.4%	14,865	8,138	82.7%
Mortgage banking income	4,683	3,291	2,489	1,342	1,922	143.7%	7,974	5,277	51.1%
Trust and investment services income	4,812	4,543	4,316	3,593	2,439	97.3%	9,355	4,752	96.9%
Securities gains, net (8)	88	—	—	—	—		88	—
Amortization of FDIC indemnification asset	(5,815)	(7,078)	(7,429)	(7,625)	(7,310)	20.5%	(12,893)	(14,481)	-11.0%
Other	3,746	3,811	3,957	2,388	1,454	157.6%	7,557	2,825	167.5%
Total noninterest income	$24,399	$20,679	$20,683	$15,157	$8,485	187.6%	$45,078	$18,008	150.3%

Noninterest expense:
Salaries and employee benefits	$40,276	$39,093	$40,634	$34,464	$23,746	69.6%	$79,369	$46,998	68.9%
Information services expense	4,313	4,222	4,323	3,827	2,992	44.2%	8,535	6,183	38.0%
OREO expense and loan related	1,875	4,269	4,375	3,461	2,820	-33.5%	6,144	5,922	3.7%
Net occupancy expense	5,731	5,590	5,855	5,046	3,272	75.2%	11,321	6,617	71.1%
Furniture and equipment expense	3,264	3,754	3,824	3,523	2,266	44.0%	7,018	4,782	46.8%
Merger and branding related expense	6,510	5,985	9,314	10,397	860	657.0%	12,495	2,823	342.6%
Business development and staff related	1,756	1,567	1,773	1,235	1,276	37.6%	3,323	2,504	32.7%
FDIC assessment and other regulatory charges	1,267	1,576	1,193	1,521	1,096	15.6%	2,843	2,320	22.5%
Bankcard expense	2,187	2,299	2,283	1,752	1,236	76.9%	4,486	2,400	86.9%
Amortization of intangibles	2,084	2,104	2,287	1,738	1,022	103.9%	4,188	2,056	103.7%
Professional fees	1,190	1,270	1,438	1,328	760	56.6%	2,460	1,451	69.5%
Advertising and marketing	1,054	1,134	1,301	1,150	648	62.7%	2,188	1,490	46.8%
Other	4,382	4,560	5,296	5,977	2,891	51.6%	8,942	5,780	54.7%
Total noninterest expense	$75,889	$77,423	$83,896	$75,419	$44,885	69.1%	$153,312	$91,326	67.9%

Notes:

(A)  Includes noncash loan interest income related the discount on acquired performing loans on $2.2 million; $3.0 million; $3.5 million; $2.5 million and $812,000, respectively during the five quarters above, and for the six months ended the amounts were $5.2 million and $1.1 million.

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and branding related expense of $6.5 million, $6.0 million, $9.3 million, $10.4 million, and $860,000, for the quarters ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013, respectively; and (b) securities gains of $88,000 for the quarter ended June 30, 2014.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired credit impaired loans are not included in non-performing assets because the accretion method is being used for these acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) June 30, 2014 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) The allowance for acquired loan losses is reduced for any loan removals, which occur when a loan has been fully paid off, fully charged off, sold or transferred to OREO.

SOUTH STATE CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	June 30,	December 31,	June 30,
	2014	2013	2013
	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$388,852	$184,611	$157,362
Interest-bearing deposits with banks	6,418	32,632	4,478
Federal funds sold and securities purchased under agreements to resell	194,253	262,218	274,641
Total cash and cash equivalents	589,523	479,461	436,481
Investment securities:
Securities held to maturity (fair value of $11,058, $12,891, and $13,047, respectively)	10,389	12,426	12,427
Securities available for sale, at fair value	795,741	786,791	511,347
Other investments	10,518	13,386	7,805
Total investment securities	816,648	812,603	531,579
Loans held for sale	56,407	30,586	47,980
Loans:
Acquired credit impaired (covered of $243,942, $289,122, and $207,485, respectively; non-covered of $803,394, $926,958 and $613,105, respectively), net of allowance for loan losses	1,047,336	1,216,080	820,590
Acquired non-credit impaired (covered of $7,538, $7,824, and $0, respectively; non-covered of $1,440,045, $1,590,227 and $69,653, respectively)	1,447,583	1,598,051	69,653
Non-acquired	3,174,625	2,865,216	2,665,595
Less allowance for non-acquired loan losses	(35,422)	(34,331)	(38,625)
Loans, net	5,634,122	5,645,016	3,517,213
Goodwill	317,385	319,107	103,292
Premises and equipment, net	184,113	188,114	109,794
Bank owned life insurance	97,933	97,197	43,286
FDIC receivable for loss share agreements	43,766	93,947	104,048
Deferred tax asset	66,780	76,690	36,144
Other real estate owned (covered of $21,998, $27,520, and $35,142, respectively; non-covered of $31,735, $37,398, and $33,486, respectively)	53,733	64,918	68,628
Core deposit and other intangibles	53,371	59,908	23,159
Mortgage servicing rights	21,015	20,729	—
Other assets	58,890	43,222	21,474
Total assets	$7,993,686	$7,931,498	$5,043,078

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,623,291	$1,487,798	$1,038,382
Interest-bearing	4,952,847	5,067,699	3,144,587
Total deposits	6,576,138	6,555,497	4,182,969
Federal funds purchased and securities sold under agreements to repurchase	280,595	211,401	262,447
Other borrowings	101,045	102,060	54,372
Other liabilities	82,890	81,071	26,698
Total liabilities	7,040,668	6,950,029	4,526,486

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares; 0, 65,000, and 0 shares issued and outstanding, respectively	—	1	—
Common stock - $2.50 par value; authorized 40,000,000 shares; 24,130,006, 24,104,124, and 17,017,904 shares issued and outstanding, respectively	60,325	60,260	42,580
Surplus	699,324	762,354	330,563
Retained earnings	192,961	168,577	153,040
Accumulated other comprehensive (loss)	408	(9,723)	(9,591)
Total shareholders’ equity	953,018	981,469	516,592
Total liabilities and shareholders’ equity	$7,993,686	$7,931,498	$5,043,078

SOUTH STATE CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$79,322	$53,816	$161,163	$106,199
Investment securities:
Taxable	3,997	2,096	7,878	4,257
Tax-exempt	1,071	1,174	2,227	2,381
Federal funds sold and securities purchased under agreements to resell	441	444	901	862
Total interest income	84,831	57,530	172,169	113,699
Interest expense:
Deposits	2,261	1,463	4,654	3,023
Federal funds purchased and securities sold under agreements to repurchase	89	115	191	251
Other borrowings	1,508	668	3,009	1,340
Total interest expense	3,858	2,246	7,854	4,614
Net interest income	80,973	55,284	164,315	109,085
Provision for loan losses	2,169	179	3,018	1,239
Net interest income after provision for loan losses	78,804	55,105	161,297	107,846
Noninterest income:
Service charges on deposit accounts	9,144	5,736	18,132	11,497
Bankcard services income	7,741	4,244	14,865	8,138
Mortgage banking income	4,683	1,922	7,974	5,277
Trust and investment services income	4,812	2,439	9,355	4,752
Securities gains (losses), net	88	—	88	—
Amortization of FDIC indemnification asset	(5,815)	(7,310)	(12,893)	(14,481)
Other	3,746	1,454	7,557	2,825
Total noninterest income	24,399	8,485	45,078	18,008
Noninterest expense:
Salaries and employee benefits	40,276	23,746	79,369	46,998
Information services expense	4,313	2,992	8,535	6,184
OREO expense and loan related	1,875	2,820	6,144	5,922
Net occupancy expense	5,731	3,272	11,321	6,617
Furniture and equipment expense	3,264	2,266	7,018	4,783
Merger and branding related expense	6,510	860	12,495	2,823
FDIC assessment and other regulatory charges	1,267	1,096	2,843	2,320
Bankcard expense	2,187	1,236	4,486	2,400
Amortization of intangibles	2,084	1,022	4,188	2,056
Professional fees	1,190	760	2,460	1,451
Advertising and marketing	1,054	648	2,188	1,490
Other	6,138	4,167	12,265	8,282
Total noninterest expense	75,889	44,885	153,312	91,326
Earnings:
Income before provision for income taxes	27,314	18,705	53,063	34,528
Provision for income taxes	9,368	6,173	18,200	11,347
Net income	17,946	12,532	34,863	23,181
Preferred stock dividends	—	—	1,073	—
Accretion on preferred stock discount	—	—	—	—
Net income available to common shareholders	$17,946	$12,532	$33,790	$23,181
Earnings per common share:
Basic	$0.75	$0.75	$1.41	$1.38
Diluted	$0.74	$0.74	1.40	1.36

Dividends per common share	$0.20	$0.18	$0.39	$0.36

Weighted-average common shares outstanding:
Basic	23,892	16,790	23,882	16,804
Diluted	24,141	16,990	24,126	16,986